UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 24, 2004
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Fifth Avenue, 32nd Floor, New York, New York 10017

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01 OTHER EVENTS

General

     On November 24, 2004, Warren Resources of California, Inc., a California corporation (“Warren-California”) which is a wholly-owned subsidiary of Warren Resources, Inc., a Maryland corporation (the “Company”), and Magness Petroleum Company (“Magness Petroleum”) and its affiliate, Next Generation Investments, LLC (“NGI”) (Magness Petroleum and NGI are collectively called herein “Magness”), entered into (i) a definitive Purchase and Sale Agreement providing among other items for the sale by Magness and of all of its interests, including fee simple ownership of certain surface land, royalty interests and leasehold mineral rights interest in the Wilmington Townlot Unit No. 1, Wilmington, California (the “WTU”), and (ii) a global Settlement Agreement and Release (the “Settlement Agreement”) which provides for settlement of all claims and awards.

     See the “Purchase and Sale Agreement” and the “Settlement Agreement and Release” summarized below.

Purchase and Sale Agreement with Magness

     Under the Purchase and Sale Agreement, the Company shall pay to Magness a purchase price of $14.8 million (the “Purchase Price”), consisting of (A)  an earnest money down payment in the amount of $1.5 million upon execution of the Purchase and Sale Agreement, which shall be held in escrow pending closing and (B) a final payment in the amount of $13.3 million to be paid at the closing which shall be on or before January 31, 2005 (“Closing”), with an effective date of January 1, 2005 (the “Effective Date”), at which time Magness shall:

(1)	transfer, assign and convey to the Company all of its right, title, and interest in and to all oil and gas lease(s) within the WTU as described in the exhibits to the Purchase and Sale Agreement; and

(2)	pursuant to the terms of the Purchase and Sale Agreement transfer, assign and convey all of its rights, title, and interest in (a) all wells; (b) all injection wells; and (c) all personal property and equipment associated therewith or appurtenant thereto as described in the exhibits to the Purchase and Sale Agreement; and

(3)	transfer, assign and convey to the Company all of its right, title, and interest in and to all oil and gas royalty interests owned by Magness within the WTU as described in the exhibits to the Purchase and Sale Agreement; and

(4)	transfer, assign and convey to the Company all of its right, title, and interest in and to all fee simple interest in certain land surface rights owned by Magness within the WTU as described in the exhibits to the Purchase and Sale Agreement.

     Further, effective upon Closing the parties have agreed to terminate the Joint Venture Agreement dated May 26, 1999 (“JV Agreement”) by and among Magness Petroleum and the Company and its affiliates, and Magness Petroleum shall resign as Operator of the Wilmington Townlot Unit No. 1 and the Company or its designee shall be nominated to become the operator.

     A copy of the Purchase and Sale Agreement by and among Warren-California and Magness is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety.

Settlement Agreement and Release with Magness

     Since late 1999 Magness Petroleum and the Company have been engaged in protracted litigation, both in the California courts and in arbitration through Judicial Arbitration & Mediation Service (“JAMS”) and American Arbitration Association (“AAA”) concerning, among other things, operations and billing with respect to the WTU and the termination of the JV Agreement (the “Disputes”). There are currently pending between the parties the following actions:

     1. Warren Resources, et al. v. Magness Petroleum Co., JAMS Case #BS071728;

     2. Magness Petroleum v. Warren Resources, et al., AAA Action #72 180 00621 03 BETO; and

     3. Magness Petroleum v. Warren Resources, et al., L.A. County Sup. Ct. #BC302653.

     The above referenced actions are collectively referred to herein as the “Actions”.

In order to resolve and settle all Disputes and dismiss the Actions, the Company, Warren-California and Magness Petroleum entered into the Settlement Agreement and Release in the form attached as an Exhibit 10.2 hereto providing for the settlement and release of all claims of the parties, including a release by the Company of the $1.6 million award received by it as part of the JAMS arbitration proceeding. The Settlement and Release Agreement is effective immediately, subject to the subsequent condition that the closing occurs under the Purchase and Sale Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) and (b) Financial Statements.

     Not Applicable.

(b) Exhibits:

Number	Description
10.1 -	Purchase and Sale Agreement dated November 24, 2004 between Magness Petroleum Company, Next Generation Investments, LLC, and Warren Resources, Inc. and Warren Resources of California, Inc.
10.2 -	Settlement Agreement and Release dated November 24, 2004 by and among Magness Petroleum Company and Warren Resources, Inc., Warren Resources of California, Inc., Warren E&P, Inc., and Warren Development Corp.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 30, 2004	WARREN RESOURCES, INC. (Registrant)
	By:	/s/ Norman F. Swanton
Norman F. Swanton,
Chairman and Chief Executive Officer